Exhibit 99.2

Supplemental Operating and Financial Data December 31, 2015 (Unaudited) Hickory Park Greenfield, WI

Table of Contents Execution of Growth Strategy 4 Portfolio Overview 5 Real Estate Activities 6-10 Portfolio Metrics 11 Portfolio Diversification 12-15 Portfolio Maturity 16 Enterprise Value 17 Debt Maturity 18 Financial Data Summary 19-20 Consolidated Statements of Income 21 Consolidated Balance Sheets 22 Funds from Operations 23-24 Glossary 25-27 Forward-Looking Statements & Non-GAAP 28 Island Shores Neenah, WI

Board of Directors

Wendy Simpson	Boyd Hendrickson	James Pieczynski	Devra Shapiro	Timothy Triche, MD
Chairman	Lead Independent Director	Nominating & Corporate Governance Committee Chairman	Audit Committee Chairman	Compensation Committee Chairman

Leadership



Wendy Simpson
Chairman, Chief Executive Officer and President



Pam Kessler
Executive Vice President, CFO and Secretary



Clint Malin
Executive Vice President and Chief Investment Officer



Brent Chappell
Senior Vice President, Investment and Portfolio Management



Cece Chikhale
Senior Vice President, Controller and Treasurer



Doug Korey
Senior Vice President of Business Development



Mark Hemingway
Vice President of Marketing



Peter Lyew
Vice President and Director of Taxes

Analyst Coverage

BMO Capital Markets Corp .... John Kim
Canaccord Genuity .... Paul Morgan
Crowell, Weedon, & Co. .... Doug Christopher
J.J. B. Hilliard, W.L. Lyons, Inc. .... John Roberts
JMP Securities, LLC .... Peter Martin
KeyBanc Capital Markets, Inc. .... Jordan Sadler
Mitsubishi – MUFG .... Karin Ford
Mizuho Securities USA Inc. .... Rich Anderson
RBC Capital Markets Corporation .... Mike Carroll
Stifel, Nicolaus & Company, Inc. .... Chad Vanacore
Wells Fargo Securities, LLC .... Todd Stender

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

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4 Execution of Growth Strategy $1.1 Billion in Total Investments Underwritten since 2010 Millions $9 $68 $44 $12 $112 $94 $109 $245 $185 $25 $414 $16 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2010 2011 2012 2013 2014 2015 YTD 2016 Development/Expansions/Renovations Total Investment

Includes contractual rental income and interest income from mortgage loans and excludes rental income from properties sold and interest income from loans that paid off during the twelve months ended December 31, 2015. Includes seven development projects consisting of five MC communities with a total of 320 units, a 108-unit independent living community and an 89-unit combination ALF and MC community. Includes one school, four parcels of land held-for-use, and one behavioral health care hospital. 5 Portfolio Overview (dollar amounts in thousands) Gross Real Property $1.2B Loans Receivable $0.2B Coldspring Transitional Care Center Coldspring, KY Harbour Assisted Living of Monroeville Monroeville, PA 84.5% 15.5% Type of Property Gross Investments Skilled Nursing 100 $ 726,865 51.2% $ 56,724 $ 20,777 57.5% Assisted Living 104 585,330 41.3% 48,768 1,199 37.1% Range of Care 7 43,907 3.1% 5,876 - 4.4% Under Development (2) - 41,608 2.9% - - - Other (3) 2 20,695 1.5% 1,311 - 1.0% Total 213 $ 1,418,405 100.0% $ 112,679 $21,976 100.0% Trailing Twelve Months Ended December 31, 2015 # of Properties % of Investments Rental Income (1) Interest Income (1) % of Revenues

Real Estate Activities – Acquisitions & Loan Originations

(dollar amounts in thousands)

Acquisitions

Acquisition Date		# of Properties	Property Type	# Beds/Units	Location	Operator	Date of Construction	Initial Cash Yield	Purchase Price	Additional Commitment [1]
2015	2/6	1	UDP[2]	56 units	Corpus Christi, TX	Thrive Senior Living	2015-2016	8.75%	$ 7,195	$ 7,918
	2/19	1	SNF	106 beds	Slinger, WI	Fundamental	2014	10.30%	13,946 [3]	1,054
	2/20	1	UDP[2]	89 units	Murrells Inlet, SC	Thrive Senior Living	2015-2016	8.75%	2,490	16,408
	5/26	1	UDP[2]	66 units	Tinley Park, IL	Anthem Memory Care	2015-2016	9.25%	702	11,185
	5/29	1	UDP[2]	108 units	Wichita, KS	Oxford Senior Living	2015-2016	7.43%	624	13,876
	8/17	10	ALF	891 units	WI and IL	Senior Lifestyle	1991-2009	6.50%	142,000	10,500
	9/23	1	UDP[2]	66 units	Murrieta, CA	Anthem Memory Care	2015-2016	9.00%	2,022	10,585
	9/30	1	MC	60 units	Jacksonville, FL	Clarity Pointe	2015	8.00%	14,250	2,300
	10/19	1	UDP[2]	66 units	Glenview, IL	Anthem Memory Care	2015-2017	9.00%	2,800	11,969
	10/28	1	OTH	118 beds	Las Vegas, NV	Fundamental	1990/1994	8.50%	9,250	3,000
	11/30	2	SNF	254 beds	Fort Worth & Weatherford, TX	Senior Care Centers	1998/1996	8.25%	23,000	500
		21		1,402 units/478 beds					$ 218,279	$ 89,295
2016	2/1	1	SNF	126 beds	Mansfield, TX	Fundamental	2015	8.50%	$ 16,000	$ -

(1) Commitments may include capital improvement or development allowances for approved projects, incentive payments and contingent payments.
(2) See page 7 for Development activities.
(3) We purchased and equipped the property securing the mortgage loan of $10,600 for a total of $13,946 by exercising our right under this loan.

Loan Originations

Loan Date	# of Properties	Property Type	# Beds/Units	Location	Operator	Origination	Development Funding	Funded to Date	2015 YTD Revenue [1]	Stated Interest Rate
1/30/15	1	SNF	157 beds	Grand Blanc, MI	Prestige Healthcare	11,000	-	9,500	1,061	9.4%
6/29/15	15	SNF	2,058 beds	Various cities in MI	Prestige Healthcare	40,000	N/A	40,000	2,611	9.4%
10/30/15	2	SNF	273 beds	Farmington & Howell, MI	Prestige Healthcare	20,000 [2]	N/A	9,500	196	9.4%
	18		2,488 beds			$ 71,000		$ 59,000	$ 3,868	

(1) Represents year-to-date mortgage GAAP interest income.
(2) Represents an origination of a $20,000, 30-year mortgage loan, funding $9,500 at closing and $5,500 subsequent to December 31, 2015. The $5,000 remaining commitment will be available for approved capital improvement projects. This loan bears interest at 9.41% for five years, escalating annually thereafter by 2.25%.

6

7 Real Estate Activities - Development (dollar amounts in thousands) Development Rendering Wichita, KS Includes purchase of land and existing improvements, if applicable, and development commitment. Remaining Commitment is calculated as follows: “Investment Commitment” less “Total Project Basis” plus “Total Capitalized Interest/Other”. # of Projects Property Type # Beds/ Units 1Q16 2014 Burr Ridge, IL 1 MC 9.30% 66 units 12,248 $ 2,907 $ 201 $ 9,469 $ 2,980 $ 2Q16 2015 Corpus Christi, TX 1 MC 8.75% 56 units 13,524 2,000 300 10,966 2,858 2Q16 2015 Murrells Inlet, SC 1 ALF/MC 8.75% 89 units 16,535 1,269 138 6,047 10,626 3Q16 2015 Tinley Park, IL 1 MC 9.25% 66 units 11,887 2,247 57 4,689 7,255 4Q16 2015 Wichita, KS 1 ILF 7.43% 108 units 14,500 751 36 2,224 12,312 4Q16 2015 Murrieta, CA 1 MC 9.00% 66 units 12,606 1,950 39 4,723 7,922 6 451 units 81,300 $ 11,124 $ 771 $ 38,118 $ 43,953 $ 1Q17 2015 Glenview, IL 1 MC 9.00% 66 units 14,769 $ 3,461 $ 29 $ 3,490 $ 11,308 $ Total 7 8.75% 517 units 96,069 $ 14,585 $ 800 $ 41,608 $ 55,261 $ De Novo Development Total Capitalized Interest/Other Estimated Rent/Interest Inception Date Commitment Year Location Approximate Initial Cash Lease/Loan Yield Investment Commitment (1) 4Q15 Funding Remaining Commitment (2) Total Project Basis

Real Estate Activities – Expansions & Renovations

(dollar amounts in thousands)

Owned

Estimated Rent/Interest Inception Date	Commitment Year	Project Type	Location	# of Projects	Property Type	Approximate Initial Cash Lease/Loan Yield	# Beds/ Units	Investment Commitment	4Q15 Funding	Total Funded to Date	Remaining Commitment
- [1]	2015	Expansion	Mesa, AZ	1	SNF	9.00%	-	$ 5,000 [1]	$ 1,233	$ 1,240	$ 3,760
- [2]	2015	Renovation	Las Vegas, NV	1	OTH	8.50%	-	3,000 [2]	-	-	3,000
			Total	2			-	$ 8,000	$ 1,233	$ 1,240	$ 6,760

Loans

Estimated Rent/Interest Inception Date	Commitment Year	Project Type	Location	# of Projects	Property Type	Approximate Initial Cash Lease/Loan Yield	# Beds/ Units	Investment Commitment	4Q15 Funding	Total Funded to Date	Remaining Commitment
- [3]	2013	Renovation	Various cities in MI	15	SNF	9.41%	-	$ 12,000 [3]	$ 1,934	$ 8,969	$ 3,031
- [3]	2015	Expansion	Richmond, MI	1	SNF	9.41%	-	10,000 [3]	483	483	9,517
- [3]	2015	Expansion	Rochester Hills, MI	1	SNF	9.41%	-	10,000 [3]	144	144	9,856
- [4]	2015	Renovation	Farmington & Howell, MI	2	SNF	9.41%	-	5,000 [4]	-	-	5,000
			Total	19			-	$ 37,000	$ 2,561	$ 9,596	$ 27,404

(1) Rent increases upon each funding.
(2) In 4Q15, in conjunction with the acquisition, we committed to fund capital improvements of up to $3,000. Rent increases at each six month anniversary on amounts funded during that period.
(3) Commitments are part of the total loan commitment secured by 15 properties in Michigan operated by Prestige Healthcare. Interest increases upon each funding.
(4) In 4Q15, in conjunction with the loan origination, we committed to fund capital improvements of up to $5,000.


Expansion Rendering
Richmond, MI

8

Real Estate Activities – Joint Ventures and Lease-Up

(dollar amounts in thousands)

Joint Ventures

Commitment Year	Location	# of Projects	Property Type	Return	# Beds/ Units	Investment Commitment	Investment to Date	Remaining Investment Commitment
2015	Various cities in AZ	4	ALF/MC/ILF	15.00% (1)	585 units	$ 25,650	$ 20,143	$ 5,507
2015	Ocala, FL	1	UDP	15.00% (2)	99 units	2,900	2,900	-
					684 units	$ 28,550	$ 23,043	$ 5,507

(1) We made a preferred equity investment in an unconsolidated joint venture. We have a fair-market value purchase option to acquire the properties owned by the joint venture beginning in 2018. Refer to the 10-K under *Note 6. Investment in Unconsolidated Joint Ventures* for more information. Currently, 5% is paid in cash and 10% is deferred. During the 3rd quarter, we stopped accruing the deferred portion of the preferred return and will recognize the deferred portion upon receipt.

(2) Represents a mezzanine loan for the development of a 99-unit ALF/MC/ILF with an initial interest rate of 10% escalating up to 15%. For accounting purposes, this loan is recorded as a joint venture.

Lease-Up

Date Opened	Occupancy at December 31, 2015	Commitment Year	Project Type	Location	# of Projects	Property Type	Approximate Initial Cash Lease/ Loan Yield	# Beds/Units	Total Funded/ Purchase Price
Feb-14	66%	2012	Redevelopment	Slinger, WI	1	SNF	10.08%	106 beds	$ 13,946
Nov-14	72%	2012	Development	Cold Spring, KY	1	SNF	8.50%	143 beds	22,734
Dec-14	80%	2013	Development	Aurora, CO	1	MC	9.25%	48 units	9,216
Feb-15	63%	2013	Development	Westminster, CO	1	MC	9.25%	60 units	10,703
Sep-15	22%	2015	Acquisition (1)	Jacksonville, FL	1	MC	8.00%	60 units	14,250
					5			168 units/249 beds	$ 70,849

(1) Property was newly constructed and purchased on September 30, 2015 following issuance of licensure and certificate of occupancy.

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10 Real Estate Activities – Lease-Up History (dollar amounts in thousands) Willowbrook Place Littleton, CO 60-unit Memory Care Mustang Creek Estates Frisco, TX 80-unit Assisted Living/Memory Care Date Opened Aug 2014 Date Stabilized Dec 2015 # of Months to Stabilized Occupancy 16 Date Opened Oct 2014 Date Stabilized Dec 2015 # of Months to Stabilized Occupancy 14 Hillside Heights Rehabilitation Suites Amarillo, TX 120-bed Skilled Nursing Date Opened Jul 2013 Date Stabilized Aug 2013 # of Months to Stabilized Occupancy 1 Highline Place Littleton, CO 60-unit Memory Care Date Opened Jul 2013 Date Stabilized Sep 2013 # of Months to Stabilized Occupancy 2 The Oxford Grand Wichita, KS 77-unit Assisted Living/Memory Care Date Opened Oct 2013 Date Stabilized Sep 2014 # of Months to Stabilized Occupancy 11

Same Property Portfolio Statistics (1) 11 Portfolio Metrics Stabilized Property Portfolio (1) – TTM Ended September 30, 2015 Includes owned portfolio and a mortgage loan secured by 15 skilled nursing centers in Michigan. Medicaid Medicare Private Pay 30.9% 17.6% 51.5% Total Portfolio Payor Source Medicaid Medicare Private Pay 47.1% 27.0% 25.9% SNF Portfolio Payor Source Owned Properties 3Q15 2Q15 3Q15 2Q15 3Q15 2Q15 Assisted Living 85.8% 86.1% 1.65 1.65 1.41 1.41 Skilled Nursing 79.5% 79.5% 2.27 2.35 1.65 1.72 Range of Care 85.8% 86.5% 1.75 1.74 1.28 1.27 (1) Information is for the trailing twelve months through September 30, 2015 and June 30, 2015 and is from property level operator financial statements which are unaudited and have not been independently verified by us. Occupancy Normalized EBITDAR Coverage Normalized EBITDARM Coverage

Skilled Nursing (100) Assisted Living (104) Other (2) Range of Care (7) Under Development (7) Land Held-For-Use (4) 12 LTC owns or holds mortgages on 213 properties, seven development projects, and four parcels of land held-for-use. Investments are in 30 states leased or mortgaged to 35 different operators. Portfolio Diversification - Geography High-Quality Portfolio Built for Long-Term Value CA WA ME 1 KY 5 NV WY MI IL AR LA WV ND NY 33 2 1 2 3 5 1 2 3 2 2 2 2 1 6 21 3 5 4 9 11 4 5 2 6 1 4 2 13 7 3 1 1 1 1 1 1 2 1 1 OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO 18 3 1 3 1 1 1 1 9 1 (as of December 31,2015) 1 1

Due to master leases with properties in multiple states, revenue by state is not available. The MSA rank by population as of July 1, 2014, as estimated by the United States Census Bureau. 13 Approximately 65% of our properties are in the Top 100 MSAs Gross Portfolio by MSA (2) (as of December 31,2015, dollar amounts in thousands) Portfolio Diversification - Geography 47.7% 17.2% 20.5% 10.4% 4.2% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA Population 20.1M – 2.1M MSAs 1 - 31 Population 2.0M – 0.5M MSAs 32 - 100 Population 0.5M – 55K MSAs >100 Population 218K – 13K Cities in a Micro-SA Population less than 100K Cities not in MSA State (1) # of Props SNF % ALF % ROC % UDP % OTH % % Texas 55 212,996 $ 29.3% 43,803 $ 7.5% 2,994 $ 6.8% 10,966 $ 26.4% - $ - 270,759 $ 19.1% Michigan 18 193,959 26.7% - - - - - - 943 4.6% 194,902 13.7% Wisconsin 10 13,946 1.9% 111,734 19.1% - - - - - - 125,680 8.9% Colorado 16 6,038 0.8% 106,879 18.3% 2,007 4.6% - - - - 114,924 8.1% Ohio 13 54,000 7.4% 44,647 7.6% - - - - - - 98,647 7.0% Florida 14 35,362 4.9% 48,146 8.2% - - - - - - 83,508 5.9% New Jersey 5 - - 61,397 10.5% - - - - 9,270 44.8% 70,667 5.0% California 4 22,130 3.1% 28,070 4.8% - - 4,724 11.3% - - 54,924 3.9% New Mexico 7 50,913 7.0% - - - - - - - - 50,913 3.6% Illinois 1 - - 30,266 5.2% - - 17,647 42.4% - - 47,913 3.4% All Others 70 137,521 18.9% 110,388 18.8% 38,906 88.6% 8,271 19.9% 10,482 50.6% 305,568 21.4% Total 213 726,865 $ 100.0% 585,330 $ 100.0% 43,907 $ 100.0% 41,608 $ 100.0% 20,695 $ 100.0% 1,418,405 $ 100.0% Gross Investment

Includes annualized GAAP rent for leased properties and interest income from mortgage loans excluding rental income from properties sold and interest income from loans that paid off during the twelve months ended December 31, 2015. 14 Portfolio Diversification - Operators (as of December 31,2015, dollar amounts in thousands) Prestige Healthcare 14.1% Senior Lifestyle 13.3% Senior Care 10.8% Brookdale 10.6% Preferred Care 7.7% Carespring 5.2% Genesis 5.2% Traditions Sr Mgmt 4.8% Juniper 4.8% Fundamental 4.7% All Others 18.8% Annual Income By Operator Operators Annual Income (1) % Gross Investment % Prestige Healthcare 20 20,704 $ 14.1% 207,092 $ 14.6% Senior Lifestyle Corporation 27 19,468 13.3% 199,349 14.0% Senior Care Centers 11 15,756 10.8% 138,109 9.7% Brookdale Senior Living 37 15,574 10.6% 126,991 9.0% Preferred Care 30 11,323 7.7% 87,547 6.2% Carespring Health Care Management 3 7,635 5.2% 77,546 5.5% Genesis Healthcare 8 7,614 5.2% 54,864 3.9% Traditions Senior Management 5 7,066 4.8% 64,610 4.6% Juniper Communities 6 7,024 4.8% 86,744 6.1% Fundamental 6 6,795 4.7% 58,652 4.1% All Others 60 27,563 18.8% 316,901 22.3% 213 146,522 $ 100.0% 1,418,405 $ 100.0% # of Properties

15 Portfolio Diversification - Top Ten Operators Prestige Healthcare (privately held) provides skilled nursing, assisted living, and independent living services, and other rehabilitative and hea lthcare services at 68 facilities in seven states. As of December 31 , 2015, the LTC portfolio consisted of 18 skilled nursing centers and three parcels of land held - for - use in Michigan and two range of care communities in South Carolina with a gross investment balance of $ 207.1 million. Senior Lifestyle Corporation (privately held) manages 1 71 communities consisting of independent living, assisted living, memory care, skilled nursing and rehabilitative, affordable senior apartments, and short term stays in 27 states. As of December 31 , 2015 , the LTC portfolio consisted of 27 assisted living communities in nine states, with a gross investment balance of $ 199 .3 million. Senior Care Centers (privately held) provides skilled nursing care, memory care, assisted living, and independent living services in 108 facilities in Texas and Louisiana . As of December 31 , 2015, the LTC portfolio consisted of 11 skilled nursing centers in Texas with a gros s investment balance of $ 138.1 million. Brookdale Senior Living (NYSE: BKD) operates approximately 1,1 3 2 independent living, assisted living, and memory care communities and continuing care retirement centers, with the ability to serve approximately 11 0 ,000 residents. As of December 31 , 2015 , the LTC portfolio consisted of 37 assisted living communities in nine states with a gross investment balance of $12 7.0 million. Preferred Care (privately held) operates 108 facilities comprised of skilled nursing c enters , assisted living, and independent living communities , as well as five specialty care facilities, in 12 states. As of December 31 , 2015 , t he LTC portfolio consisted of 28 skilled nursing centers and two range of care communities in six states with a g ross investment balance of $8 7.5 million. Carespring Health Care Management (privately held) provides skilled nursing, assisted living, and independent living services, and other rehabilitative and hea lthcare services at 11 facilities in two states. As of December 31 , 2015 , the LTC portfolio consisted of three skilled nursing centers in two states with a gross investment balance of $7 7.5 mil lion . Genesis Healthcare ( NYSE: GEN ) provides skilled nursing and assisted/senior living services at more than 500 facilities in 34 states . Its subsidiaries also supply rehabilitation and respiratory therapy to more than 1,7 00 l ocations in 45 states and the District of Columbia . As of December 31 , 2015 , the LTC portfolio consisted of seven skilled nursing centers and one range of care community in three states, with a gross investment balance of $ 54.9 million. Traditions Senior Management (privately held) operate s 2 6 facilities consisting of skilled nursing centers , indep endent living a nd assisted living communities in five states. As of December 31 , 2015 , the LTC portfolio consisted of four skilled nursing centers and one range of care community in three states with a gross investment balance of $6 4.6 million. They also operate two skilled nursing centers under a sub - lease with Preferred Care, Inc. which is not included in the Traditions Senior Management annual income and gross investment . Juniper Communities (privately held) operates 18 facilities comprised of assisted living, memory care, independent living and skilled nursing communities in four states. As of December 31 , 2015 , the LTC portfolio consisted of six assisted living and memory care communities in three states with a gross investment balance of $8 6.7 million. Fundamental (privately held ) operates skilled nursing centers , assisted living communities , long term acute care hospitals, hospices, outpatient clinics, behavioral health centers and provides other healthcare services at 7 4 locations in nine states. As o f December 31 , 2015 , the LTC portfolio consisted of five skilled nursing centers and one behavioral health care hospital in four states, with a gross investment balance of $ 58.7 million .

Includes annualized GAAP rent for leased properties and interest income from mortgage loans excluding rental income from properties sold and interest income from loans that paid off during the twelve months ended December 31, 2015. (As a % of Total Annual Income(1)) 16 Portfolio Maturity (as of December 31,2015, dollar amounts in thousands) 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 2016 2017 2018 2019 2020 2021 2022 2023 Thereafter 0.4% 1.1% 6.5% 1.0% 9.3% 12.4% 0.5% 1.7% 52.0% 0.3% 0.6% 0.6% 0.3% 0.0% 0.0% 0.0% 0.0% 13.3% Leases Loans % of Total % of Total Annual Income (1) % of Total 2016 558 0.5% 406 1.8% 964 0.7% 2017 1,670 1.3% 807 3.7% 2,477 1.7% 2018 9,452 7.6% 918 4.2% 10,370 7.1% 2019 1,571 1.3% 374 1.7% 1,945 1.3% 2020 13,598 10.9% - - 13,598 9.3% 2021 18,132 14.6% - - 18,132 12.4% 2022 771 0.6% - - 771 0.5% 2023 2,539 2.0% - - 2,539 1.7% 76,255 61.2% 19,471 88.6% 95,726 65.3% Total 124,546 $ 100.0% 21,976 $ 100.0% 146,522 $ 100.0% Year Rental Income (1) Interest Income (1) Thereafter

Enterprise Value

(amounts in thousands, except per share amounts and number of shares)

	No. of shares	12/31/15 Closing Price	At December 31, 2015	Capitalization
Debt				
Bank borrowings - weighted average rate 1.9% [1]			$ 120,500	
Senior unsecured notes -weighted average rate 4.6% [2]			451,372	
Total debt - weighted average rate 4.1%			571,872	26%
Equity				
Common stock [3]	37,548,111	$ 43.14 [3]	1,619,826	74%
Total Market Value			$ 2,191,698	100%
Less: Cash and cash equivalents			(12,942)	
Enterprise Value			$ 2,178,756	
Debt to Enterprise Value			26.2%	
Debt to Annualized Normalized EBITDA [4]			4.3x	

(1) During 4Q 2015, we exercised the $200,000 accordion feature of our $400,000 unsecured revolving line of credit increasing the commitments under the credit facility to $600,000. Subsequent to December 31, 2015, we borrowed an additional $32,000 under our unsecured revolving line of credit. Accordingly, we have $447,500 available for borrowing.

(2) Represents outstanding balance of $452,467, net of debt issue costs of $1,095. Rate includes amortization of debt issue cost.

(3) Closing price of our common stock as reported by the NYSE on December 31, 2015.

(4) See page 20 for reconciliation of annualized normalized EBITDA for the twelve months ended December 31, 2015.

Capitalization



Common Stock
74%
Total Debt
26%



Sunrise on the Scioto
Upper Arlington, OH

17

During 4Q 2015, we exercised the $200,000 accordion feature of our $400,000 unsecured revolving line of credit increasing the commitments under the credit facility to $600,000. Subsequent to December 31, 2015, we borrowed an additional $32,000 under our unsecured revolving line of credit. Accordingly, we have $447,500 available for borrowing. The line matures on October 18, 2018 and provides for a one-year extension option. Reflects scheduled principal payments. 18 Debt Maturity (as of December 31,2015, dollar amounts in thousands) Unsecured Line 21% Senior Unsecured Notes 79% Debt Structure $- $200,000 $400,000 $600,000 2016 2017 2018 2019 2020 2021 2022 Thereafter $0 $0 $120,500 $0 $0 $0 $0 $0 $26,667 $31,167 $34,167 $32,666 $37,160 $37,160 $38,160 $215,320 Unsecured Line Senior Unsecured Notes $ - $ 26,667 $ 26,667 5% - 31,167 31,167 5% 120,500 34,167 154,667 27% - 32,666 32,666 6% - 37,160 37,160 6% - 37,160 37,160 6% - 38,160 38,160 7% - 215,320 215,320 38% $ 120,500 $ 452,467 $ 572,967 100% % of Total Year Unsecured Line of Credit (1) Senior Unsecured Notes (2) Total 2016 2017 2018 2019 2020 2021 Thereafter Total 2022

(dollar amounts in thousands) Represents outstanding balance of gross bank borrowings and senior unsecured notes, net of debt issue costs. Trailing twelve months for the periods presented. 19 Financial Data Summary Balance Sheet, Leverage Ratios and Coverage Ratios 4Q15 Annualized 12/31/15 12/31/14 12/31/13 12/31/12 Balance Sheet Gross real estate assets $1,418,405 $1,418,405 $1,117,167 $1,104,732 $940,176 Net real estate assets 1,164,950 1,164,950 892,179 884,361 740,846 Gross asset value 1,528,879 1,528,879 1,189,758 1,150,676 987,776 Total debt (1) 571,872 571,872 280,584 277,730 302,789 Total liabilities 616,222 616,222 304,649 297,867 325,338 Preferred stock - - 38,500 38,500 38,500 Total equity 659,202 659,202 660,121 632,438 463,108 Leverage Ratios Debt to gross asset value 37.4% 37.4% 23.6% 24.1% 30.7% Debt & preferred stock to gross asset value 37.4% 37.4% 26.8% 27.5% 34.6% Debt to total enterprise value 26.2% 26.2% 15.4% 18.0% 21.5% Debt & preferred stock to total enterprise value 26.2% 26.2% 17.5% 20.5% 24.2% Coverage Ratios (2) Debt to normalized EBITDA 4.3x 4.7x 2.6x 2.9x 3.6x Normalized EBITDA / interest incurred 5.7x 6.7x 7.3x 7.7x 8.3x Normalized EBITDA / fixed charges 5.7x 5.9x 6.0x 6.1x 6.2x

Financial Data Summary

(dollar amounts in thousands)

Reconciliation of Normalized EBITDA and Fixed Charges

	4Q15 Annualized	Trailing Twelve Months Ended 12/31/15	12/31/14	12/31/13	12/31/12
Net income	$ 76,808 (1)	$ 73,081	$ 73,399	$ 57,815	$ 51,327
Less: Gain on sale of real estate, net	(586) (1)	(586)	(4,959)	(1,605)	(16)
Add: Impairment on real estate for sale	2,250 (1)	2,250 (2)	-	-	-
Add: Interest expense	22,324	17,497	13,128	11,364	9,932
Add: Depreciation and amortization	33,240	29,431	25,529	24,706	22,153
Adjusted EBITDA	134,036	121,673	107,097	92,280	83,396
Add back/(deduct):					
Non-recurring one-time items	-	937 (3)	-	2,687 (4)	(347) (5)
Normalized EBITDA	$ 134,036	$ 122,610	$ 107,097	$ 94,967	$ 83,049
Interest expense:	$ 22,324	$ 17,497	$ 13,128	$ 11,364	$ 9,932
Add: Capitalized interest	1,384	827	1,506	932	129
Interest incurred	23,708	18,324	14,634	12,296	10,061
Interest incurred	23,708	18,324	14,634	12,296	10,061
Preferred stock dividend	-	2,454	3,273	3,273	3,273
Fixed Charges	$ 23,708	$ 20,778	$ 17,907	$ 15,569	$ 13,334

(1) Gain on sale and impairment charges are not annualized.

(2) Subsequent to December 31, 2015, we entered into a contingent purchase and sale agreement to sell a 48-unit assisted living community in Florida for $1,750. Accordingly, we recorded an impairment charge of $2,250 to write the property down to its estimated sale price at December 31, 2015.

(3) Represents a 1% provision for loan loss reserve related to additional loan proceeds funded under an existing mortgage loan and acquisition cost of $537 related to the recent 10-property senior housing portfolio acquisition.

(4) Represents the one-time severance and accelerated restricted stock vesting charge of $707 related to the retirement of the Company's former Senior Vice President, Marketing and Strategic Planning, a $1,244 provision for loan loss reserve on a $124,387 mortgage loan origination, and an $869 non-cash write-off of straight-line rent offset by revenue from the Sunwest bankruptcy settlement distribution of $133.

(5) Represents revenue from the Sunwest bankruptcy settlement distribution.

Non-Cash Revenue Components

	4Q15	1Q16(1)	2Q16(1)	3Q16(1)	4Q16(1)
Straight-line rent	$3,076	$2,596	$2,154	$2,153	$1,649
Amort of lease inducement	(517)	(518)	(518)	(489)	(432)
Effective Interest	1,232	1,249	1,255	1,252	1,254
Net	$3,791	$3,327	$2,891	$2,916	$2,471

(1) For leases and loans in place at December 31, 2015, assuming no renewals, modification or replacement, and no new investments are added to our portfolio, except for announced acquisitions, as previously discussed on page 6.

20

Consolidated Statements of Income

(amounts in thousands, except per share amounts)



The Pavilion at Creekwood - Mansfield, TX

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014
	(unaudited)		(audited)	
Revenues				
Rental income	$ 30,755	$ 26,474	$ 113,080	$ 101,849
Interest income from mortgage loans	6,342	4,108	22,119	16,553
Interest and other income	296	173	1,004	559
Total revenues	37,393	30,755	136,203	118,961
Expenses				
Interest expense	5,581	3,683	17,497	13,128
Depreciation and amortization	8,310	6,594	29,431	25,529
Impairment on real estate for sale	2,250	-	2,250	-
Provision for doubtful accounts	156	(46)	619	32
Acquisition costs	50	130	614	152
General and administrative expenses	3,954	3,213	15,116	11,680
Total expenses	20,301	13,574	65,527	50,521
Operating Income	17,092	17,181	70,676	68,440
Income from unconsolidated joint ventures	276	-	1,819	-
Gain on sale of real estate, net	586	3,819	586	4,959
Net Income	17,954	21,000	73,081	73,399
Income allocated to participating securities	(114)	(138)	(484)	(481)
Income allocated to preferred stockholders	-	(819)	(2,454)	(3,273)
Net income available to common stockholders	$ 17,840	$ 20,043	$ 70,143	$ 69,645
Earnings per common share:				
Basic	$0.49	$0.58	$1.97	$2.01
Diluted	$0.48	$0.57	$1.94	$1.99
Weighted average shares used to calculate earnings per common share:				
Basic	36,433	34,678	35,590	34,617
Diluted	37,358	36,698	37,329	36,640
Dividends declared and paid per common share	$0.54	$0.51	$2.07	$2.04

21

(amounts in thousands, except per share) 22 Consolidated Balance Sheets (audited) (audited) (audited) (audited) ASSETS Investments: LIABILITIES Land 106,841 $ 80,024 $ Buildings and improvements 1,091,845 869,814 Bank borrowings 120,500 $ - $ Accumulated depreciation and amortization (251,265) (223,315) Senior unsecured notes, net of debt issue Real property investments, net 947,421 726,523 costs: 2015 - $1,095; 2014 - $1,049 451,372 280,584 Mortgage loans receivable, net of loan loss Accrued interest 3,974 3,556 reserves: 2015 - $2,190; 2014 - $1,673 217,529 165,656 Accrued incentives and earn-outs 12,722 3,258 Real estate investments, net 1,164,950 892,179 Accrued expenses and other liabilities 27,654 17,251 Investment in unconsolidated joint ventures 24,042 - Total liabilities 616,222 304,649 Investments, net 1,188,992 892,179 EQUITY Other assets: Stockholders' equity: Cash and cash equivalents 12,942 25,237 Preferred stock (1) - 38,500 Debt issue costs related to bank borrowing 2,865 2,733 Common stock (2) 375 355 Interest receivable 4,536 597 Capital in excess of par value 758,676 717,396 Straight-line rent receivable, net of allowance for Cumulative net income 928,328 855,247 doubtful accounts: 2015 - $833; 2014 - $731 42,685 32,651 Accumulated other comprehensive income 47 82 Prepaid expenses and other assets 21,443 9,931 Cumulative distributions (1,028,224) (951,459) Notes receivable 1,961 1,442 Total equity 659,202 660,121 Total assets 1,275,424 $ 964,770 $ Total liabilities and equity 1,275,424 $ 964,770 $ (1) Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2015 - 0; 2014 - 2,000 (2) Common stock $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2015 - 37,548; 2014 - 35,480 December 31, 2015 December 31, 2015 December 31, 2014 December 31, 2014

Funds from Operations

(unaudited, amounts in thousands, except per share amounts)

Reconciliation of FFO, AFFO, and FAD

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2015	2014	2015	2014
GAAP net income available to common stockholders	$ 17,840	$ 20,043	$ 70,143	$ 69,645
Add: Depreciation and amortization	8,310	6,594	29,431	25,529
Add: Impairment on real estate for sale	2,250 [(1)]	-	2,250	-
Less: Gain on sale of real estate, net	(586)	(3,819)	(586)	(4,959)
NAREIT FFO available to common stockholders	27,814	22,818	101,238	90,215
Add: Non-recurring one-time items	-	-	937 [(2)]	-
Normalized FFO available to common stockholders	**27,814**	**22,818**	**102,175**	**90,215**
Less: Non-cash rental income	(2,559)	(792)	(8,456)	(2,161)
(Less) add: Effective interest income from mortgage loans	(1,232)	(5)	(3,912)	33
Less: Deferred income from unconsolidated joint ventures	-	-	(1,000)	-
Normalized adjusted FFO (AFFO)	24,023	22,021	88,807	88,087
Add: Non-cash compensation charges	913	927	4,006	3,253
Add: Non-cash interest related to contingent liabilities	204	18	409	18
Less: Capitalized interest	(346)	(290)	(827)	(1,506)
Normalized funds available for distribution (FAD)	**$ 24,794**	**$ 22,676**	**$ 92,395**	**$ 89,852**
NAREIT Diluted FFO available available to common stockholders per share	$0.74	$0.64	$2.77	$2.55
Diluted normalized FFO available to common stockholders per share	**$0.74**	**$0.64**	**$2.80**	**$2.55**
Diluted normalized AFFO per share	$0.64	$0.62	$2.44	$2.49
Diluted normalized FAD per share	**$0.66**	**$0.64**	**$2.54**	**$2.54**

(1) Subsequent to December 31, 2015, we entered into a contingent purchase and sale agreement to sell a 48-unit assisted living community in Florida for $1,750. Accordingly, we recorded an impairment charge of $2,250 to write the property down to its estimated sale price at December 31, 2015.

(2) Represents a $400 provision for loan loss reserve related to additional loan proceeds funded under an existing mortgage loan and $537 of acquisition costs related to the 10-property senior housing portfolio acquisition.

23

(unaudited, amounts in thousands, except per share amounts) 24 Funds from Operations Reconciliation of FFO Per Share Juniper Village at Chatham Chatham, NJ Credit to Peter Rymwid Photography For the twelve months ended December 31, 2014 2014 2014 Normalized FFO/AFFO/FAD available to common stockholders 102,175 $ 90,215 $ 88,807 $ 88,087 $ 92,395 $ 89,852 $ Effect of dilutive securities: Participating securities 484 481 484 481 484 481 Series C cumulative preferred 2,454 3,273 2,454 3,273 2,454 3,273 Diluted normalized FFO/AFFO/FAD assuming conversion 105,113 $ 93,969 $ 91,745 $ 91,841 $ 95,333 $ 93,606 $ 35,590 34,617 35,590 34,617 35,590 34,617 Effect of dilutive securities: Stock options 13 23 13 23 13 23 Participating securities 234 226 234 226 234 226 Series C cumulative preferred 1,726 2,000 1,726 2,000 1,726 2,000 Shares for diluted normalized FFO/AFFO/FAD per share 37,563 36,866 37,563 36,866 37,563 36,866 2.80 $ 2.55 $ 2.44 $ 2.49 $ 2.54 $ 2.54 $ Diluted normalized FFO/AFFO/FAD per share 2015 FFO AFFO FAD 2015 2015 Shares for basic FFO/AFFO/FAD per share

Glossary

Adjusted Funds From Operations ("AFFO"): FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income and deferred income from unconsolidated joint ventures.

Assisted Living Communities ("ALF"): The ALF portfolio consists of assisted living, independent living, and/or memory care communities. (See Independent Living and Memory Care) Assisted living communities are senior housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing centers provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The communities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs.

Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year.

EBITDA: Earnings before interest, taxes, depreciation and amortization.

Funds Available for Distribution ("FAD"): AFFO excluding the effects of non-cash compensation charges, capitalized interest and non-cash interest charges.

Funds From Operations ("FFO"): As defined by the National Association of Real Estate Investment Trusts ("NAREIT"), net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs.

GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income.

Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company's consolidated financial statements.

Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions. Gross Investment is commonly referred to as undepreciated book value.

Independent Living Communities ("ILF"): Senior housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or senior apartments.

Interest Income: Represents interest income from mortgage loans.

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Glossary

Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at senior housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time.

Memory Care Communities ("MC"): Senior housing properties offering specialized options for seniors with Alzheimer's disease and other forms of dementia. These communities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living communities. These communities have staff available 24 hours a day to respond to the unique needs of their residents.

Metropolitan Statistical Areas ("MSA"): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population.

Micropolitan Statistical Areas ("Micro-SA"): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 (but less than 50,000) population.

Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value ("NBV").

Non-cash Rental Income: Straight-line rental income and amortization of lease inducement.

Non-cash Compensation Charges: Vesting expense relating to stock options and restricted stock.

Normalized AFFO: AFFO adjusted for non-recurring, infrequent or unusual items.

Normalized EBITDAR Coverage: The trailing twelve month's earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator's contractual lease rent. Management fees are imputed at 5% of revenues.

Normalized EBITDARM Coverage: The trailing twelve month's earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator's contractual lease rent.

Normalized FAD: FAD adjusted for non-recurring, infrequent or unusual items.

Normalized FFO: FFO adjusted for non-recurring, infrequent or unusual items.

Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time.

Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us.

26

Glossary

Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us.

Private Pay: Private pay includes private insurance, HMO, VA, and other payors.

Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale).

Range of Care ("ROC"): Range of care communities consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services.

Rental Income: Represents GAAP rent net of amortized lease inducement cost.

Same Property Portfolio ("SPP"): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC's leased property portfolio. Our SPP is comprised of stabilized properties owned and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a leased property must be owned and stabilized for a minimum of 15 months if it is an acquired property, or 27 months if it is a development project, to be included in our SSP.

School: An institution for educating students which includes a charter school. Charter schools provide an alternative to the traditional public school and are generally autonomous entities authorized by the state or locality to conduct operations independent from the surrounding public school district. Laws vary by state, but generally charters are granted by state boards of education either directly or in conjunction with local school districts or public universities. Operators are granted charters to establish and operate schools based on the goals and objectives set forth in the charter. Upon receipt of a charter, schools receive an annuity from the state for each student enrolled.

Skilled Nursing Centers ("SNF"): Skilled nursing centers provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient's family, private health insurance, or through the federal Medicare or state Medicaid programs.

Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service.

Under Development Properties ("UDP"): Development projects to construct senior housing communities and/or skilled nursing centers.

27

This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Information This supplemental information contains certain non-GAAP information including EBITDA, normalized EBITDA, FFO, normalized FFO, normalized AFFO, normalized FAD, normalized interest coverage ratio, and normalized fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 20, 23, and 24 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www.LTCreit.com. 28 Forward-Looking Statements Founded in 1992, LTC Properties, Inc. ("LTC") is a self-administered real estate investment trust that primarily invests in senior housing and long-term care properties through facility lease transactions, mortgage loans, and other investments. Our primary objectives are to create, sustain and enhance stockholder equity value and provide current income for distribution to stockholders through real estate investments in senior housing and long-term health care properties managed by experienced operators. Our primary senior housing and long-term health care property types include skilled nursing centers (or SNF), assisted living communities (or ALF), independent living communities (or ILF), memory care communities (or MC), and combinations thereof. To meet these objectives, we attempt to invest in properties that provide opportunity for additional value and current returns to our stockholders and diversify our investment portfolio by geographic location, operator, property type and form of investment. For more information on LTC, visit the Company’s website at www.LTCreit.com.